UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2021

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) adopted the Franklin Resources, Inc. Deferred Compensation Fund Plan (the “Plan”), effective November 16, 2021, pursuant to which eligible participants may elect to defer a portion of their eligible compensation in accordance with the terms of the Plan. The Plan is a non-qualified deferred compensation plan intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Participation in the Plan is limited to a select group of management and/or highly compensated employees of the Company and select affiliates of the Company as determined by the administrator of the Plan, and may include the Company’s named executive officers.

Participant contributions will be fully vested at all times. Employer contributions are not permitted under the Plan. Distributions of participant accounts will be made on one or more future dates following a participant’s separation of service, death, unforeseeable emergency, or as of a future payment date specified by the participant, in each case, in accordance with the terms of the Plan.

Participant contributions will be indexed to one or more notional investment options available under the Plan, which are generally expected to be the same investment options available to participants in the Franklin Templeton 401(k) Retirement Plan (as amended from time to time). Participant accounts will be adjusted to reflect the relevant investment experience, whether positive or negative, and the fees and costs of the selected notional investment options, including any appreciation or depreciation and any applicable administrative fees. The value of participant accounts are subject to risk at all times based upon the performance of the notional investment options.

Obligations of the Company under the Plan represent at all times an unfunded, contingent and unsecured contractual obligation of the Company to pay amounts in the future in accordance with the terms of the Plan. Each participant in the Plan is an unsecured general creditor of the Company with respect to deferred compensation obligations and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding and shall be satisfied solely out of the general assets of the Company, subject to the claims of its creditors. A participant will not have any interest in any fund or in any specific assets of the Company of any kind by reason of any amount credited to the participant under the Plan.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan. A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits
Exhibit Index

Exhibit No.	Description
10.1	Franklin Resources, Inc. Deferred Compensation Fund Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	November 16, 2021	By:	/s/ Thomas C. Merchant
			Name:	Thomas C. Merchant
			Title:	Vice President and Secretary

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